UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 27, 2008

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 27, 2008, IA Global, Inc. (“IA Global”) announced that it had acquired 100% of Asia Premier Executive Suites, Inc. (“Asia Premier”), a Philippine Business Process Outsourcing (“BPO”). Asia Premier will be the fourth investment by IA Global into the BPO industry and its third investment in the Philippines.

Asia Premier provides flexible in-bound and out-bound call center, lead generation, and co-location service solutions on a very competitive basis to international companies. Asia Premier facilities are equipped with a fully redundant, world-class internet and network facilities, are capable of handling 300 or more seats, has a 24-hour back-up so clients can be assured for a seamless service, consistent high-quality bandwidth and technical support 365 days a year. IA Global intends to use Asia Premier as its Southern Pacific hub to which future BPO acquisitions will be added. IA Global confirmed that it has taken immediate action to merge the operations of Shift Resources, the BPO business it acquired on May 10, 2008, into the Asia Premier facilities and business. The combined business will have approximately 180 seats and it is expected this will expand to 200 seats in the near future. Similar to Shift Resources, Asia Premier has a number of long term clients who deliver a regular revenue stream and profit. Significantly both Shift Resources and Asia Premier enjoy an extensive pipeline of prospective new clients.

The transaction was structured as a share exchange in which IA Global issued 1,250,000 shares of its common stock at $.24 per share, the close price during the negotiations, totaling $300,000; plus three Notes Payable totaling $268,000, which fall due over the next nine months, and an earn-out capped at $50,000 based on profitability of the Asia Premier business over the next nine months. The parties agreed to value the transaction at $618,000.

The Share Exchange Agreement and Notes Payable are filed hereto as Exhibit 10.1-10.4 and are incorporated herein by reference. A copy of the Press Release announcing the transaction is filed hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Shell company transactions – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Share Exchange Agreement, dated May 27, 2008, by and between IA Global, Inc. and Asia Premier Executive Suites, Inc., Jonathan Miller and Renee Rilloraza.

10.2	Notes Payable for $100,000, dated May 27, 2008, by and between IA Global, Inc. and Jonathan Miller and Renee Rilloraza.

10.3	Notes Payable for $131,000, dated May 27, 2008, by and between IA Global, Inc. and Jonathan Miller and Renee Rilloraza.

10.4	Notes Payable for $37,000, dated May 27, 2008, by and between IA Global, Inc. and Jonathan Miller and Renee Rilloraza.

99.1	Press Release, dated June 2, 2008, which announced the closing of the 100% acquisition of Asia Premier Executive Suites, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: June 2, 2008

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer